January 17, 2023 2022 Fourth Quarter Earnings Presentation

1 Forward–Looking Statements Certain statements contained in this Presentation that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around changing economic markets. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “project,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) changes in government interest rate policies and its impact on the Company’s business, net interest margin, and mortgage operations, (3) the Company’s ability to effectively manage problem credits, (4) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (5) difficulties and delays in integrating acquired businesses or fully realizing costs savings, revenue synergies and other benefits from future and prior acquisitions, (6) the Company’s ability to successfully execute its various business strategies, (7) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (8) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR, (9) the effectiveness of the Company’s cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (10) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, (11) the adverse effects of the ongoing global COVID-19 pandemic, including the effect of actions taken to mitigate its impact on individuals or the economy broadly; (12) natural disasters or acts of war or terrorism, (13) international or political instability, including the impacts related to or resulting from Russia’s military action in Ukraine and additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward- looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

2 Use of non-GAAP financial measures This Presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), adjusted Banking segment pre-tax, pre-provision earnings, Banking segment core noninterest income, Mortgage segment core noninterest income, Banking segment core noninterest expense, Mortgage segment core noninterest expense, Banking segment core revenue, Mortgage segment core revenue, Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, adjusted tangible common equity, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted pre-tax pre-provision return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Adjusted tangible common equity and adjusted tangible book value also exclude the impact of net accumulated other comprehensive (loss) income. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non- GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non- GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and the other items excluded vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non- GAAP reconciliation tables in this Presentation dated October 18, 2022, for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

4Q 2022 and Annual highlights

Key highlights

- Total deposits grew 33.7% annualized in 4Q 2022 (36.8% annualized or $914.9 million excluding mortgage escrow related deposits); FY 2022 growth of $70.9 million (excluding mortgage escrow deposits)
- Loans HFI grew 8.42% annualized in 4Q 2022, or $193.2 million. Company originated $125.7 million in participations sold during the quarter, which if not sold would have equated to 13.9% annualized loan growth. FY 2022 loan growth of 22.3%.
- Paid down wholesale borrowings by $365.0 million in 4Q 2022. Strong liquidity profile with limited wholesale borrowings.
- Maintained a strong ACL/loans HFI to 1.44% and recorded a net reversal in provisions for credit losses of $0.5 million including provision expense related to loans held for investment of $0.2 million and a reduction of $0.6 million in the unfunded loan commitment reserve.
- Adjusted Banking segment 4Q 2022 PTPP earnings[1] of $54.5 million compared to $42.9 million in 4Q 2021. FY 2022 increase of 27.1%.
- Contractual yield on loans HFI increased by 66 basis points from 3Q 2022 to 5.45%.
- Mortgage segment pre-tax net loss of $4.2 million negatively impacted 4Q 2022 results. Continuing to reduce scale of mortgage operations for industry headwinds.
- Net charge-offs of .02% in 4Q 2022 and .02% FY 2022
- Commercial Loans HFS portfolio assumed with 2020 Franklin acquisition has been reduced to $30.5 million consisting of 3 relationships.
- Maintaining strong capital ratios: CET1 of 11.0%, Tier 1 of 11.3%, Total Capital of 13.1% and Leverage ratio of 10.5%

Financial results

	4Q 2022	FY 2022
Diluted earnings per share	$0.81	$2.64
Adjusted diluted earnings per share[1]	*$0.85*	*$2.91*
Net income ($mm)	$38.1	$124.6
Adjusted net income[1] ($mm)	*$40.0*	*$137.6*
Return on average assets	1.22%	1.01%
Adjusted return on average assets[1]	*1.28%*	*1.11%*
Return on average common equity	11.7%	9.23%
Adjusted return on average common equity[1]	*12.3%*	*10.2%*
Return on average tangible common equity[1]	14.6%	11.4%
Adjusted return on average tangible common equity[1]	*15.3%*	*12.6%*
Adjusted pre-tax, pre-provision earnings[1] ($mm)	$50.3	$196.1
Net interest margin	3.78%	3.57%
Positive impact of accretion and nonaccrual interest (bps)	*3*	*1*
Total common equity / total assets	10.3%	10.3%
Tangible common equity / tangible assets[1]	*8.50%*	*8.50%*

[1] Results are non-GAAP financial measures that adjust GAAP reported net income, total assets, equity and other metrics for certain intangibles, income and expense items as outlined in the non-GAAP reconciliation calculations, using a combined marginal income tax rate of 26.06% excluding one-time items. See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

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4 17% 21% 31% 22% 8% 4Q21 1Q22 2Q22 3Q22 4Q22 Driving shareholder value ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. 2 Core Banking segment noninterest expense was impacted by tax credits that reduced noninterest expense by $1.4 million and $0.7 million in the second and third quarters of 2022, respectively. Adjusted Earnings per Share1 $2.61 $2.83 $3.73 $3.78 $2.91 2018 2019 2020 2021 2022 Short Term Performance Dashboard Adjusted Banking Segment PTPP1,2 Total Deposits ($bn) Annualized Loans (HFI) Growth Tangible Book Value per Share1 $17.02 $18.55 $21.73 $24.67 $22.90 $17.16 $18.16 $21.15 $24.55 $26.53 2018 2019 2020 2021 2022 TBVPS Adj. TBVPS (Ex. AOCI) Adjusted ROATCE1 22.3% FY 2022 Loans (HFI) growth 15% 12% 11% 12% 15% 4Q21 1Q22 2Q22 3Q22 4Q22 $42.9 $40.8 $55.6 $56.2 $54.5 4Q21 1Q22 2Q22 3Q22 4Q22 $10.8 $11.0 $10.5 $10.0 $10.9 4Q21 1Q22 2Q22 3Q22 4Q22

5 Strong net interest margin Historical yield and costs ¹ Includes tax-equivalent adjustment. 2 Excess liquidity defined as interest-bearing deposits with other financial institutions in excess of 5% of average tangible assets. Assumes funded from all interest bearing liabilities. $5,000 $7,000 $9,000 $11,000 $13,000 -- 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 4Q21 1Q22 2Q22 3Q22 4Q22 Av g. in te re st e ar ni ng as se ts ($ m m ) Yi el ds a nd C os ts (% ) Average interest earning assets Yield on loans Cost of deposits NIM NIM1 3.19% 3.04% 3.52% 3.93% 3.78% Impact of accretion and nonaccrual interest (bps) 0 (7) 2 5 3 Impact of excess liquidity2 (bps) (22) (29) (14) 0 0 Deposit Cost: Cost of MMDA 0.27% 0.21% 0.20% 0.73% 2.03% Cost of customer time 0.53% 0.50% 0.64% 0.87% 1.79% Cost of interest-bearing 0.30% 0.27% 0.33% 0.74% 1.67% Total deposit cost 0.22% 0.20% 0.25% 0.52% 1.20% Loans HFI Yield: Contractual interest 4.17% 4.12% 4.24% 4.79% 5.45% Origination and other loan fee income 0.33% 0.26% 0.33% 0.30% 0.18% Nonaccrual interest 0.03% 0.05% 0.03% 0.02% 0.03% (Amortization) accretion on purchased loans (0.04%) (0.12%) 0.00% 0.05% 0.01% Syndication fee income 0.00% 0.00% 0.06% 0.00% 0.00% Total loan (HFI) yield 4.49% 4.31% 4.66% 5.16% 5.67%

6 Mortgage performance in 4Q 2022 Highlights  Mortgage segment pre-tax net loss of $4.2 million in 4Q 2022  Interest rate lock commitment volume declined 31% in 4Q resulting in negative fair value change  Interest rate volatility led to MSR fair value changes, net of hedging losses of $4.9 million in 4Q  A positive contribution to earnings is not expected in 1Q 2023 due to seasonal impact on volume; annual operating profitability is expected in 2023 Mortgage banking income ($mm) 4Q21 3Q22 4Q22 Gain on Sale $37.5 $11.1 $9.0 Fair value changes ($12.5) ($2.5) ($2.3) Servicing Revenue $7.7 $8.1 $7.3 Fair value MSR changes ($1.3) ($4.3) ($4.9) Total Income $31.4 $12.4 $9.1 2.66% 2.29% 2.43% 1.95% 3.36% 4Q21 1Q22 2Q22 3Q22 4Q22 Retail channel interest rate lock commitments ($mm) Mortgage segment gain on sale margin $451 $498 $513 $351 $239 $237 $243 $92 $58 $43 $688 $741 $605 $409 $282 4Q21 1Q22 2Q22 3Q22 4Q22 Purchase Refinance .

7 Managing expenses Highlights Consolidated 4Q 2022 core efficiency ratio¹ of 61.0% Banking segment is realizing the benefit of an asset sensitive balance sheet; however, Q4 also saw an acceleration of increasing deposit cost resulting in NIM compression Mortgage efficiency ratio remains negative due to operating losses; segment has adjusted and continues adjusting for realities of the current origination environment ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. Core efficiency ratio (tax-equivalent basis)¹ 57.5% 58.7% 51.3% 53.8% 54.7% 67.0% 68.1% 61.1% 60.7% 61.0% 97.8% 100.5% 111.8% 128.9% 145.4% 4Q21 1Q22 2Q22 3Q22 4Q22 Banking segment Consolidated Mortgage segment

FirstBank

Well-capitalized for future opportunities

Capital position

	4Q21[1]	3Q22[1]	4Q22[1,2]
Shareholder's equity/Assets	11.4%	10.5%	10.3%
TCE/TA[3]	9.5%	8.5%	8.5%
Common equity tier 1/Risk-weighted assets	12.3%	10.9%	11.0%
Tier 1 capital/Risk-weighted assets	12.6%	11.2%	11.3%
Total capital/Risk-weighted assets	14.5%	13.0%	13.1%
Tier 1 capital /Average assets	10.5%	10.7%	10.5%
C&D loans subject to 100% tier 1 capital plus ACL[4]	103%	124%	119%
CRE loans subject to 300% tier 1 capital plus ACL[4]	264%	299 %	297%

Tangible book value per share[3]



CAGR since IPO 11.6% (September 2016)
$11.56
$11.58
$14.56
$17.02
$18.55
$21.73
$24.67
$22.90
3Q16
4Q16
4Q17
4Q18
4Q19
4Q20
4Q21
4Q22

Simple capital structure



Tier 2 ACL 8%
Subordinated Notes 6%
Trust Preferred 2%
Common Equity Tier 1 Capital 84%

Total regulatory capital $1,528[2] mm

[1] For regulatory capital purposes, the CECL impact over 2021 and 2022 is gradually phased-in from Common Equity Tier 1 Capital to Tier 2 capital. As of 4Q21, 3Q22 and 4Q22, respectively, $40.9 million, $30.7 million and $30.7 million are being added back to CET 1 and Tier 1 Capital, and $46.8 million, $35.1 million and $35.1 million are being taken out of Tier 2 capital. [2] Total regulatory capital, FB Financial Corporation. 4Q22 calculation is preliminary and subject to change. [3] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [4] Tier 1 capital at FirstBank as defined in Call Report. As of 4Q21, 3Q22 and 4Q22, respectively, $46.8 million, $35.1 million and $35.1 million are being disallowed from Tier 1 Capital for purposes of the calculation.

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9 Noninterest- bearing checking 25% Interest-bearing checking 28% Money market 30% Savings 4% Time 13% 53% Checking accounts Valuable core deposit base ¹ Noninterest bearing deposits includes mortgage servicing-related deposits of $127.6 million, $131.1 million, $133.2 million, $140.8 million, and $75.6 million for the quarters ended December 31, 2021, March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022, respectively. 2 Brokered and internet deposits made up less than 0.50% of total interest-bearing deposits for all periods shown. Total deposits1 ($mm) Cost of deposits Deposit composition $2,740 $2,788 $2,896 $2,997 $2,677 $8,097 $8,208 $7,647 $7,009 $8,179 $10,837 $10,996 $10,543 $10,006 $10,856 4Q21 1Q22 2Q22 3Q22 4Q22 Noninterest-bearing Deposits Interest-bearing Deposits 25.3% 25.4% 27.5% 29.6% 24.7% 0.22% 0.20% 0.25% 0.52% 1.20% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 4Q21 1Q22 2Q22 3Q22 4Q22 Noninterest-bearing (%) Cost of total deposits (%) 2

10 Office 23% Retail 22% Hotel 16% Warehouse / Industrial 14% Land-Manufactured Home Communities 6% Self Storage 5% Healthcare Facility 2% Other 12% 1-4 Family to be sold 47% Commercial Land 24% 1-4 Consumer Construction 8% Multifamily 7% Retail 3% Warehouse 2% Office 2% Other 7% 1-4 family 17% 1-4 family HELOC 5% Multifamily 5% C&D 18% CRE 21% C&I 30% Other 4% Balanced loan portfolio CRE2 exposure by type Portfolio mix Note: Data as of December 31, 2022 1 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. C&I1 exposure by industry 1 2 C&D exposure by type

11 0.46% 0.40% 0.45% 0.40% 0.41% 0.22% 0.20%0.04% 0.04% 0.01% 0.07% 0.50% 0.44% 0.46% 0.62% 0.68% 4Q21 1Q22 2Q22 3Q22 4Q22 Total NPA/Assets Commercial Loans HFS Optional GNMA repurchase Other NPAs 1.65% 1.50% 1.46% 1.48% 1.44% 4Q21 1Q22 2Q22 3Q22 4Q22 0.12% (0.03%) 0.09% 0.00% 0.02% 4Q21 1Q22 2Q22 3Q22 4Q22 Asset quality remains solid Nonperforming Assets1 / Assets Nonperforming Loans (HFI) / Loans (HFI) LLR/loans HFI Net charge-offs (recoveries) / average loans 1 Includes outstanding commercial loans held for sale acquired from Franklin. 2 Includes acquired excess land and facilities held for sale–see page 14 of the Quarterly Financial Supplement. 0.62% 0.51% 0.51% 0.47% 0.49% 4Q21 1Q22 2Q22 3Q22 4Q22 2 1

12 1.65% 1.22% 1.49% 1.32% 2.15% 2.14% 1.50% 1.54% 3.35% 1.48% 0.69% 1.17% 0.70% 2.47% 1.49% 1.64% 1.51% 3.56% 1.44% 0.67% 1.12% 0.70% 2.40% 1.35% 1.66% 1.51% 3.67% Gross Loans HFI Commercial & Industrial Non-Owner Occ CRE Owner Occ CRE Construction Multifamily 1-4 Family Mortgage 1-4 Family HELOC Consumer & Other 4Q21 3Q22 4Q22 Allowance for credit losses overview ACL / Loans HFI by Category  Current Expected Credit Loss (CECL) Allowance for Credit Losses (ACL) model utilizes Moody’s model with key economic data summarized below: 1Source: Moody’s “November 2022 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios”.

13 Appendix

14 GAAP reconciliation and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

15 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings

16 GAAP reconciliation and use of non-GAAP financial measures Adjusted earnings and diluted earnings per share

17 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings

18 GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

19 GAAP reconciliation and use of non-GAAP financial measures Segment core efficiency ratios (tax-equivalent basis)

20 GAAP reconciliation and use of non-GAAP financial measures Adjusted Banking segment pre-tax pre-provision earnings Adjusted Mortgage segment pre-tax net (loss) contribution

21 GAAP reconciliation and use of non-GAAP financial measures Tangible assets and equity, tangible book value per common share and tangible common equity to tangible assets

22 GAAP reconciliation and use of non-GAAP financial measures Tangible assets and equity, tangible book value per common share and tangible common equity to tangible assets

23 GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity

24 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average assets and common equity

25 GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity

26 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average assets and common equity